EX-99.j

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

Aberdeen Funds:

We consent to the use of our reports dated December 29, 2020, with respect to the financial statements of the Aberdeen Funds, comprised of Aberdeen U.S. Sustainable Leaders Small Companies Fund (formerly, Aberdeen Focused U.S. Equity Fund), Aberdeen U.S. Small Cap Equity Fund, Aberdeen China A Share Equity Fund, Aberdeen Emerging Markets Sustainable Leaders Fund (formerly, Aberdeen International Equity Fund), Aberdeen Global Equity Fund, Aberdeen Emerging Markets Fund, Aberdeen Emerging Markets Debt Fund, Aberdeen Global Absolute Return Strategies Fund, Aberdeen International Small Cap Fund, Aberdeen Intermediate Municipal Income Fund, Aberdeen U.S. Sustainable Leaders Fund (formerly, Aberdeen U.S. Multi-Cap Equity Fund), Aberdeen Dynamic Dividend Fund, Aberdeen Global Infrastructure Fund, Aberdeen Short Duration High Yield Municipal Fund, Aberdeen International Real Estate Equity Fund, Aberdeen Realty Income & Growth Fund, and Aberdeen Ultra Short Municipal Income Fund as of October 31, 2020, incorporated herein by reference, and to the references of our firm under the heading “Financial Highlights” in the Prospectus and under the headings, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania

February 25, 2021